SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                            Date of Report (Date of earliest event reported):       June 10, 2010

COMMUNITY ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53406	42-1663174
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
9595 Six Pines Drive, Suite 8210
The Woodlands, TX 77380
(Address of principal executive offices)

(905) 228-3290
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2010, we entered into an Exclusive Licensing Agreement with Niagara Center Research Corporation for the rights to use Niagara Center Research Corporation’s Magnetic Vertical Axis Wind Turbine technology patents and other intellectual property associated with it.

One of our directors, Mr. James Rowan founded and currently acts as the Chief Technical Officer of Niagara Center Research Corporation.

The Exclusive Licensing Agreement is a 20 year agreement, is world wide and includes sub-licensing rights.  We are required to pay an 8% royalty fee on net sales of all products utilizing the licensed rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Community Alliance, Inc.
/s/	James Rowan _________________________
By:	James Rowan
Its:	Director